UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2006

ARADIGM CORPORATION
(Exact name of registrant as specified in its charter)

California	0-28402	94-3133088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3929 Point Eden Way
Hayward, CA 94545
(Address of principal executive offices including zip code)

Registrant's telephone number, including area code (510) 265-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01:	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On March 31, 2006, Aradigm Corporation (the "Company") received a notice from The Nasdaq Stock Market ("Nasdaq") indicating that the company has not met the $50,000,000 minimum market value requirements by Marketplace Rules 4450(b)(1)(A) and 4450(b)(1)(B) for a period of 10 consecutive trading days. The notice states that the Company If, at anytime before April 28, 2006, the market value of Aradigm's common stock is $50,000,000 or more for a minimum of 10 consecutive trading days, that this could constitute meeting the criteria under the market rules. In addition, before April 28, 2006, Aradigm could meet these market rules by meeting the criteria for the alternative-listing requirement relating to stockholders' equity set forth in Marketplace Rule 4450(a)(3). If Aradigm has not met the market rule criteria related the Marketplace Rules by April 28, 2006, Nasdaq will issue a letter notifying Aradigm that its common stock will be delisted from the NASDAQ National Market. Upon receipt of such written notification, Aradigm may appeal the delisting determination to a NASDAQ Listing Qualifications Panel or move trading to the NASDAQ Small Cap Market.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

99.1	Press Release, dated March 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Dated: April 5, 2006	By:	/s/	THOMAS C. CHESTERMAN
Thomas C. Chesterman

		Title:	Senior Vice President and Chief Financial Officer
(Principal Financial and Accounring Officer)

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release, dated April 5, 2006